UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
  PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported):  May 5, 2000


                      SUPERIOR ENERGY SERVICES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                 0-20310              75- 2379388
(STATE OR OTHER JURISDICTION    (COMMISSION           (IRS EMPLOYER
    OF INCORPORATION)           FILE NUMBER)        IDENTIFICATION NO.)


            1105 Peters Road, Harvey, Louisiana           70058
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)



                              (504) 362-4321
           (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.   OTHER EVENTS.

     On May 5, 2000, Superior Energy Services, Inc. (the "Company"), announced that it had closed its previously announced offering of common stock. The Company sold 7,300,000 shares at $9 per share, including 950,000 shares sold pursuant to the underwriter's over-allotment option. The offering was underwritten by Johnson Rice & Company L.L.C.

     The offering generated approximately $63.2 million in net proceeds to the Company, which will be used to repay amounts owed under its revolving credit facility, to fund acquisitions and for general corporate purposes

     On May 5, 2000, the Company issued a press release announcing the offering, which is included as Exhibit 99 to this Form 8-K and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Exhibits.

          99   Press  release issued by Superior Energy Services,  Inc.  on
May 5, 2000.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              SUPERIOR ENERGY SERVICES, INC.



                              By:   /S/ Robert S. Taylor
                                  ---------------------------------
                                          Robert S. Taylor
                                       Chief Financial Officer

Dated: May 5, 2000